Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYST:
	Kevin Heine	Andy Clark
	(212) 635-1590	(212) 635-1803

BNY MELLON REPORTS FOURTH QUARTER EARNINGS OF $622 MILLION OR $0.53 PER COMMON SHARE

INVESTMENT MANAGEMENT AND PERFORMANCE FEES UP 17% YEAR-OVER-YEAR

ASSETS UNDER MANAGEMENT UP 10% YEAR-OVER-YEAR

•	Net long-term inflows of $56 billion over last 12 months, $14 billion in 4Q12

ASSETS UNDER CUSTODY/ADMINISTRATION UP 9% YEAR-OVER-YEAR

•	New wins of $1.5 trillion over last 12 months, $190 billion in 4Q12

ESTIMATED BASEL III TIER 1 COMMON EQUITY RATIO 9.8% (a)

RETURN ON TANGIBLE COMMON EQUITY 19% (a)

REPURCHASED 49.8 MILLION COMMON SHARES FOR $1.1 BILLION IN 2012

NEW YORK, Jan. 16, 2013 – The Bank of New York Mellon Corporation (“BNY Mellon”) (NYSE:BK) today reported fourth quarter net income applicable to common shareholders of $622 million, or $0.53 per diluted common share, compared with $505 million, or $0.42 per diluted common share, in the fourth quarter of 2011 and $720 million, or $0.61 per diluted common share, in the third quarter of 2012.

“We are pleased to report strong year-over-year growth in fees in our Investment Management, Asset Servicing, Clearing and Treasury Services businesses. We benefited from the improvement in market values and, more importantly, from our relentless focus on generating organic growth with our broad client base. We are also driving our operational excellence initiatives to improve our efficiency and help mitigate the impact on our high margin revenues due to the low interest rate environment and tepid capital markets activity. Our balance sheet and capital ratios strengthened in 2012 even after giving effect to the repurchase of approximately $1.1 billion of our common shares in 2012,” said Gerald L. Hassell, chairman and chief executive officer of BNY Mellon.

“I wish to thank all of my colleagues across the company for their tremendous dedication and ongoing focus on improving our performance, delivering excellence to our clients and creating shareholder value,” added Mr. Hassell.

Net income applicable to common shareholders totaled $2.427 billion, or $2.03 per diluted common share, for the full-year 2012 compared with $2.516 billion, or $2.03 per diluted common share, for the full-year 2011.

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 10 for the calculation of the Non-GAAP measures of the estimated Basel III Tier 1 common equity ratio and the return on tangible common equity.

Fourth Quarter Results – Sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for a detailed review of our businesses. Unless otherwise noted, the results for all periods in 2011 include the impact of Shareowner Services.

Total revenue

	Reconciliation of total revenue				4Q12 vs.
	(dollars in millions)	4Q12	3Q12	4Q11	4Q11	3Q12
	Fee and other revenue	$2,850	$2,879	$2,765	3%	(1)%
	Income (loss) from consolidated investment management funds	42	47	(5)
	Net interest revenue	725	749	780
	Total revenue – GAAP	3,617	3,675	3,540	2	(2)
Less:	Net income (loss) attributable to noncontrolling interests related to consolidated investment management funds	11	25	(28)
	Fee and other revenue related to Shareowner Services (a)	—	—	142
	Total revenue excluding fee and other revenue related to Shareowner Services – Non-GAAP	$3,606	$3,650	$3,426	5%	(1)%

(a)	The Shareowner Services business was sold on Dec. 31, 2011.

•

Assets under custody/administration amounted to $26.7 trillion at Dec. 31, 2012, an increase of 9% compared with the prior year and $100 billion sequentially. The year-over-year increase was driven by higher market values and net new business. The sequential increase reflects net new business. Assets under management amounted to a record $1.4 trillion at Dec. 31, 2012, an increase of 10% compared with the prior year and 2% sequentially. Both increases primarily resulted from higher market values and net new business. Long-term inflows totaled $14 billion and short-term outflows totaled $6 billion for the fourth quarter of 2012. Long-term inflows benefited from fixed income and liability-driven investments.

•

Investment services fees totaled $1.6 billion, an increase of 1% year-over-year and a decrease of 5% sequentially. The year-over-year increase was primarily driven by higher asset servicing revenue as a result of net new business, improved market values and higher collateral management revenue, as well as higher volumes in clearing and treasury services. This increase was partially offset by the impact of the sale of the Shareowner Services business in the fourth quarter of 2011 as well as lower Depositary Receipts and Corporate Trust revenue. Sequentially, the decrease primarily resulted from a $107 million decrease in Depositary Receipts revenue largely reflecting seasonality, and lower securities lending revenue, partially offset by higher asset servicing revenue driven by higher collateral management revenue and higher clearing and treasury services revenue.

•

Investment management and performance fees were $853 million, an increase of 17% year-over-year and 9% sequentially. Both increases were impacted by the acquisition of the remaining 50% interest in the West LB Mellon Asset Management joint venture, subsequently renamed Meriten Investment Management (“Meriten”). Excluding the Meriten acquisition, investment management and performance fees increased 15% year-over-year and 8% sequentially driven by higher market values, net new business and higher performance fees. The year-over-year increase also reflects lower money market fee waivers.

•

Foreign exchange and other trading revenue totaled $139 million compared with $228 million in the fourth quarter of 2011 and $182 million in the third quarter of 2012. In the fourth quarter of 2012, foreign exchange revenue totaled $106 million, a decrease of 42% year-over-year and 12% sequentially. Both decreases reflect a sharp decline in volatility and a modest decrease in volumes. Other trading revenue was $33 million in the fourth quarter of 2012 compared with $45 million in fourth quarter of 2011 and $61 million in the third quarter of 2012. The decreases compared with both prior periods reflect lower fixed income trading revenue primarily driven by lower interest rate derivative trading revenue.

•

Investment and other income totaled $116 million compared with $146 million in the fourth quarter of 2011 and $124 million in the third quarter of 2012. The year-over-year decrease primarily reflects the pre-tax gain on the sale of the Shareowner Services business recorded in the fourth quarter of 2011 which was partially offset by the write-down on an equity investment also recorded in the fourth quarter of 2011. Additionally, the fourth quarter of 2012 includes higher net gains on loans held-for-sale retained from a previously divested bank subsidiary. Sequentially, the decrease primarily reflects lower seed capital gains and equity investment revenue, partially offset by higher leasing gains.

•

Net interest revenue and the net interest margin (FTE) were $725 million and 1.09% compared with $780 million and 1.27% in the fourth quarter of 2011 and $749 million and 1.20% in the third quarter of 2012. The year-over-year decrease in net interest revenue was primarily driven by the elimination of interest on European Central Bank deposits, lower accretion and lower yields on the reinvestment of securities, partially offset by higher interest-earning assets driven by higher deposit levels. The decrease in net interest revenue compared with the third quarter of 2012 primarily reflects lower LIBOR rates, lower yields on the reinvestment of securities and lower accretion, partially offset by higher interest-earning assets driven by higher deposit levels.

The decreases in net interest margin (FTE) compared with both prior periods primarily reflect higher interest-earning assets driven by higher deposits levels, lower reinvestment yields, the elimination of interest on European Central Bank deposits and lower accretion.

•

The unrealized pre-tax gain on our total investment securities portfolio was $2.4 billion at Dec. 31, 2012 compared with $2.5 billion at Sept. 30, 2012. The decrease in the unrealized pre-tax gain was primarily driven by $50 million of net realized securities gains in the fourth quarter of 2012. The low rate environment creates the opportunity for us to realize gains as we rebalance and manage the duration risk of the investment securities portfolio. Gains realized on these sales should be considered along with net interest revenue when evaluating our overall results. In the fourth quarter of 2012, combined net interest revenue and net securities gains totaled $775 million, compared with $777 million in the year-ago quarter and $771 million in the linked quarter.

The provision for credit losses was a credit of $61 million in the fourth quarter of 2012. The credit was largely driven by a reduction in the allowance for credit losses related to the residential mortgage loan portfolio. Our residential mortgage loan portfolio has experienced better performance compared to aggregate industry historical losses. In the fourth quarter of 2012, we began using our actual loan loss experience rather than industry data to estimate the allowance for credit losses. The provision for credit losses was $23 million in the fourth quarter of 2011 and a credit of $5 million in the third quarter of 2012.

Total noninterest expense

Reconciliation of noninterest expense					4Q12 vs.
(dollars in millions)		4Q12	3Q12	4Q11	4Q11	3Q12
Noninterest expense – GAAP		$2,825	$2,705	$2,828	—%	4%
Less:	Amortization of intangible assets	96	95	106
	M&I, litigation and restructuring charges	46	26	176
	Noninterest expense related to Shareowner Services (a)	—	—	46
Total noninterest expense excluding amortization of intangible assets, M&I, litigation and restructuring charges and direct expense related to Shareowner Services – Non-GAAP		$2,683	$2,584	$2,500	7%	4%

(a)	Reflects direct expense related to the Shareowner Services business sold on Dec. 31, 2011.

•

Total noninterest expense increased 7% year-over-year and 4% sequentially excluding amortization of intangible assets, M&I, litigation and restructuring charges and direct expenses related to Shareowner Services (Non-GAAP). Both increases were primarily driven by revenue mix as the lower interest rate environment and tepid capital markets have driven a decline in our low variable cost businesses, such as Depositary Receipts, foreign exchange and other trading and net interest revenue. These revenue declines were offset by increases in investment management, asset servicing, clearing and treasury services fees, all of which come with higher variable costs. Additionally, higher software amortization expense, business development expense and the Meriten acquisition increased noninterest expense both year-over-year and sequentially.

The effective tax rate was 24.3% in the fourth quarter of 2012, which primarily reflects a benefit associated with the reorganization of certain foreign operations.

	Dec. 31,	Sept. 30,	Dec. 31,
Capital ratios	2012(a)	2012	2011
Estimated Basel III Tier 1 common equity ratio – Non-GAAP (b)(c)	9.8%	9.3%	N/A
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (c)	13.6	13.3	13.4%
Basel I Tier 1 capital ratio	15.1	15.3	15.0
Basel I Total (Tier 1 plus Tier 2) capital ratio	16.4	16.9	17.0
Basel I leverage capital ratio	5.3	5.6	5.2
BNY Mellon shareholders’ equity to total assets ratio (c)	10.1	10.7	10.3
BNY Mellon common shareholders’ equity to total assets ratio (c)	9.9	10.3	10.3
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations ratio – Non-GAAP (c)	6.4	6.3	6.4

(a)	Preliminary.
(b)	The estimated Basel III Tier 1 common equity ratio at Dec. 31, 2012 and Sept. 30, 2012 is based on the Notices of Proposed Rulemaking (“NPRs”) and final market risk rule initially released on June 7, 2012 and published in the Federal Register on Aug. 30, 2012. The estimated Basel III Tier 1 common equity ratio of 7.1% at Dec. 31, 2011 is based on prior Basel III guidance and the proposed market risk rule.
(c)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 10 for a calculation of these ratios.

N/A – Not applicable.

We generated $687 million of gross Basel I Tier 1 common equity in the fourth quarter of 2012.

Our estimated Basel III Tier 1 common equity ratio was 9.8% at Dec. 31, 2012 compared with 9.3% at Sept. 30, 2012. The increase was primarily due to lower risk-weighted assets.

Dividends (common) – On Jan. 16, 2013, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.13 per common share. This cash dividend is payable on Feb. 5, 2013 to shareholders of record as of the close of business on Jan. 28, 2013.

Dividends (preferred) – On Jan. 16, 2013, The Bank of New York Mellon Corporation also declared dividends for the dividend period ending in March 2013 of $1,000.00 per share on the Series A Noncumulative Perpetual Preferred Stock, liquidation preference $100,000 per share (the “Series A Preferred Stock”) (equivalent to approximately $10.00 per Normal Preferred Capital Security of Mellon Capital IV, referred to below, each representing 1/100th interest in a share of Series A Preferred Stock), and $1,300.00 per share on the Series C Noncumulative Perpetual Preferred Stock, liquidation preference $100,000 per share (the “Series C Preferred Stock”) (equivalent to approximately $0.33 per depositary share, each representing a 1/4,000th interest in a share of the Series C Preferred Stock (the “Depositary Shares”)), payable on March 20, 2013 to holders of record as of the close of business on March 5, 2013. All of the outstanding shares of the Series A Preferred Stock are owned by Mellon Capital IV, which will pass through the March dividend on the Series A Preferred Stock on a proportionate basis to the holders of record, as of the close of business on March 5, 2013, of its Normal Preferred Capital Securities. All of the outstanding shares of the Series C Preferred Stock are held by the depositary of the Depositary Shares, which will pass through the March dividend on the Series C Preferred Stock on a proportionate basis to the holders of record, as of the close of business on March 5, 2013, of the Depositary Shares.

BNY Mellon is a global financial services company focused on helping clients manage and service their financial assets, operating in 36 countries and serving more than 100 markets. BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, offering superior investment management and investment services through a worldwide client-focused team. It has $26.7 trillion in assets under custody/administration and $1.4 trillion in assets under management, services $11.4 trillion in outstanding debt and processes global payments averaging $1.5 trillion per day. BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. Additional information is available on www.bnymellon.com or follow us on Twitter@BNYMellon.

Supplemental Financial Information

The Quarterly Earnings Review and Supplemental Financial Trends for The Bank of New York Mellon Corporation have been updated through Dec. 31, 2012 and are available at www.bnymellon.com (Investor Relations – Financial Reports).

Conference Call Data

Gerald L. Hassell, chairman and chief executive officer and Thomas P. Gibbons, vice chairman and chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EST on Jan. 16, 2013. This conference call and audio webcast will include forward-looking statements and may include other material information.

Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (773) 799-3611 (International), and using the passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and Supplemental Financial Trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EST on Jan. 16, 2013. Replays of the conference call and audio webcast will be available beginning Jan. 16, 2013 at approximately 2 p.m. EST through Jan. 30, 2013 by dialing (866) 465-2120 (U.S.) or (203) 369-1437 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

(dollar amounts in millions, except per common amounts and unless otherwise noted; quarterly returns are annualized)	Quarter ended			Year ended
	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011

Return on common equity (a)	7.1%	8.3%	5.9%	7.1%	7.5%
Non-GAAP (a)	8.2%	9.2%	8.0%	8.8%	9.0%

Return on tangible common equity – Non-GAAP (a)	18.8%	22.1%	17.7%	19.3%	22.6%
Non-GAAP adjusted (a)	19.7%	22.5%	21.1%	21.8%	24.6%

Fee revenue as a percentage of total revenue excluding net securities gains (losses)	78%	78%	78%	78%	78%

Annualized fee revenue per employee (based on average headcount) (in thousands)	$227	$235	$223	$232	$237

Percentage of non-U.S. total revenue (b)	36%	37%	34%	37%	37%

Pre-tax operating margin (a)	24%	27%	19%	23%	25%
Non-GAAP (a)	27%	29%	28%	29%	30%

Net interest margin (FTE)	1.09%	1.20%	1.27%	1.21%	1.36%

Selected average balances:
Interest-earning assets	$270,215	$255,228	$247,724	$250,450	$222,226
Assets of operations	$324,601	$307,919	$304,235	$304,102	$277,766
Total assets	$335,995	$318,914	$316,074	$315,381	$291,145
Interest-bearing deposits	$142,719	$138,260	$130,343	$134,259	$124,695
Noninterest-bearing deposits	$79,987	$70,230	$76,309	$69,951	$57,984
Preferred stock	$1,066	$611	$—	$437	$—
Total The Bank of New York Mellon Corporation common shareholders’ equity	$34,962	$34,522	$33,761	$34,333	$33,519

Average common shares and equivalents outstanding (in thousands):
Basic	1,161,212	1,169,674	1,204,994	1,176,485	1,220,804
Diluted	1,163,753	1,171,534	1,205,586	1,178,430	1,223,026

Period-end data:
Market value of assets under management (in billions)	$1,386	$1,359	$1,260	$1,386	$1,260
Market value of assets under custody/administration (in trillions) (c)	$26.7	$26.6	$24.6	$26.7	$24.6
Market value of securities on loan (in billions) (d)	$246	$259	$269	$246	$269

Full-time employees	49,500	48,700	48,700	49,500	48,700
Book value per common share – GAAP (a)	$30.39	$30.11	$27.62	$30.39	$27.62
Tangible book value per common share – Non-GAAP (a)	$12.82	$12.59	$10.57	$12.82	$10.57
Cash dividends per common share	$0.13	$0.13	$0.13	$0.52	$0.48
Common dividend payout ratio	25%	21%	31%	26%	24%
Closing stock price per common share	$25.70	$22.62	$19.91	$25.70	$19.91
Market capitalization	$29,902	$26,434	$24,085	$29,902	$24,085

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 10 for a calculation of these ratios.
(b)	Includes fee revenue, net interest revenue and income (loss) from consolidated investment management funds, net of net income (loss) attributable to noncontrolling interests.
(c)	Preliminary. Prior periods have been restated to reflect a correction of a double-count of a portion of legacy Mellon’s assets under custody/administration.
(d)	Represents the securities on loan managed by the Investment Services business.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended			Year-to-date
(in millions)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Fee and other revenue
Investment services fees:
Asset servicing	$945	$942	$885	$3,780	$3,697
Issuer services	215	311	287	1,052	1,445
Clearing services	294	287	278	1,193	1,159
Treasury services	141	138	134	549	535
Total investment services fees	1,595	1,678	1,584	6,574	6,836
Investment management and performance fees	853	779	730	3,174	3,002
Foreign exchange and other trading revenue	139	182	228	692	848
Distribution and servicing	52	48	42	192	187
Financing-related fees	45	46	38	172	170
Investment and other income	116	124	146	427	455
Total fee revenue	2,800	2,857	2,768	11,231	11,498
Net securities gains (losses)	50	22	(3)	162	48
Total fee and other revenue	2,850	2,879	2,765	11,393	11,546
Operations of consolidated investment management funds
Investment income	137	151	108	593	670
Interest of investment management fund note holders	95	104	113	404	470
Income (loss) from consolidated investment management funds	42	47	(5)	189	200
Net interest revenue
Interest revenue	843	877	925	3,507	3,588
Interest expense	118	128	145	534	604
Net interest revenue	725	749	780	2,973	2,984
Provision for credit losses	(61)	(5)	23	(80)	1
Net interest revenue after provision for credit losses	786	754	757	3,053	2,983
Noninterest expense
Staff	1,457	1,436	1,382	5,761	5,726
Professional, legal and other purchased services	322	292	322	1,222	1,217
Software and equipment	233	208	213	855	815
Net occupancy	156	149	159	593	624
Distribution and servicing	108	109	96	421	416
Business development	88	60	75	275	261
Sub-custodian	64	65	62	269	298
Other	255	265	237	994	937
Amortization of intangible assets	96	95	106	384	428
Merger and integration, litigation and restructuring charges	46	26	176	559	390
Total noninterest expense	2,825	2,705	2,828	11,333	11,112
Income
Income before income taxes	853	975	689	3,302	3,617
Provision for income taxes	207	225	211	779	1,048
Net income	646	750	478	2,523	2,569
Net (income) loss attributable to noncontrolling interests (includes $(11), $(25), $28, $(76) and $(50) related to consolidated investment management funds, respectively)	(11)	(25)	27	(78)	(53)
Net income applicable to shareholders of The Bank of New York Mellon Corporation	635	725	505	2,445	2,516
Preferred stock dividends	(13)	(5)	—	(18)	—
Net income applicable to common shareholders of The Bank of New York Mellon Corporation	$622	$720	$505	$2,427	$2,516

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement – continued

	Reconciliation of net income to the net income applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
	(in millions)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
	Net income	$646	$750	$478	$2,523	$2,569
	Net (income) loss attributable to noncontrolling interests	(11)	(25)	27	(78)	(53)
	Net income applicable to shareholders of The Bank of New York Mellon Corporation	635	725	505	2,445	2,516
	Preferred stock dividends	(13)	(5)	—	(18)	—
	Net income applicable to common shareholders of The Bank of New York Mellon Corporation	622	720	505	2,427	2,516
Less:	Earnings allocated to participating securities	9	11	6	35	27
	Change in the excess of redeemable value over the fair value of noncontrolling interests	—	—	(1)	(5)	9
	Net income applicable to the common shareholders of The Bank of New York Mellon Corporation after required adjustments for the calculation of basic and diluted earnings per common share	$613	$709	$500	$2,397	$2,480

Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year-to-date
(in dollars)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011	Dec. 31, 2012	Dec. 31, 2011
Basic	$0.53	$0.61	$0.42	$2.04	$2.03
Diluted	$0.53	$0.61	$0.42	$2.03	$2.03

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation.

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollars in millions, except per share amounts)	Dec. 31, 2012	Sept. 30, 2012	Dec. 31, 2011
Assets
Cash and due from:
Banks	$4,727	$4,991	$4,175
Interest-bearing deposits with the Federal Reserve and other central banks	90,110	73,118	90,243
Interest-bearing deposits with banks	43,910	40,578	36,321
Federal funds sold and securities purchased under resale agreements	6,593	5,753	4,510
Securities:
Held-to-maturity (fair value of $8,389, $8,893 and $3,540)	8,205	8,702	3,521
Available-for-sale	92,619	95,148	78,467
Total securities	100,824	103,850	81,988
Trading assets	9,378	9,190	7,861
Loans	46,629	45,889	43,979
Allowance for loan losses	(266)	(339)	(394)
Net loans	46,363	45,550	43,585
Premises and equipment	1,659	1,690	1,681
Accrued interest receivable	593	545	660
Goodwill	18,075	17,984	17,904
Intangible assets	4,809	4,882	5,152
Other assets	20,468	20,444	19,839
Subtotal assets of operations	347,509	328,575	313,919
Assets of consolidated investment management funds, at fair value:
Trading assets	10,961	10,821	10,751
Other assets	520	548	596
Subtotal assets of consolidated investment management funds, at fair value	11,481	11,369	11,347
Total assets	$358,990	$339,944	$325,266
Liabilities
Deposits:
Noninterest-bearing (principally U.S. offices)	$93,019	$78,790	$95,335
Interest-bearing deposits in U.S. offices	53,826	44,843	41,231
Interest-bearing deposits in Non-U.S. offices	99,250	99,316	82,528
Total deposits	246,095	222,949	219,094
Federal funds purchased and securities sold under repurchase agreements	7,427	12,450	6,267
Trading liabilities	8,176	7,754	8,071
Payables to customers and broker-dealers	16,095	13,675	12,671
Commercial paper	338	1,278	10
Other borrowed funds	1,380	1,139	2,174
Accrued taxes and other expenses	7,316	6,590	6,235
Other liabilities (includes allowance for lending-related commitments of $121, $117 and $103)	6,010	7,408	6,525
Long-term debt	18,530	19,516	19,933
Subtotal liabilities of operations	311,367	292,759	280,980
Liabilities of consolidated investment management funds, at fair value:
Trading liabilities	10,152	10,018	10,053
Other liabilities	29	28	32
Subtotal liabilities of consolidated investment management funds, at fair value	10,181	10,046	10,085
Total liabilities	321,548	302,805	291,065
Temporary equity
Redeemable noncontrolling interests	178	140	114
Permanent equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued 10,826, 10,501 and – shares	1,068	1,036	—
Common stock – par value $0.01 per share; authorized 3,500,000,000 shares; issued 1,254,182,209, 1,252,278,284 and 1,249,061,305 shares	13	13	12
Additional paid-in capital	23,485	23,429	23,185
Retained earnings	14,622	14,153	12,812
Accumulated other comprehensive loss, net of tax	(643)	(471)	(1,627)
Less: Treasury stock of 90,691,868, 83,671,325 and 39,386,698 common shares, at cost	(2,114)	(1,942)	(965)
Total The Bank of New York Mellon Corporation shareholders’ equity	36,431	36,218	33,417
Non-redeemable noncontrolling interests of consolidated investment management funds	833	781	670
Total permanent equity	37,264	36,999	34,087
Total liabilities, temporary equity and permanent equity	$358,990	$339,944	$325,266

Capital

The following table presents our Basel I Tier 1 common equity generated.

Basel I Tier 1 common equity generation
(in millions)	4Q12	3Q12	4Q11
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$622	$720	$505
Add: Amortization of intangible assets, net of tax	65	60	66
Gross Basel I Tier 1 common equity generated	687	780	571
Less capital deployed:
Common stock dividends	154	155	159
Common stock repurchased	170	288	69
Goodwill and intangible assets related to acquisitions/dispositions	93	—	(241)
Total capital deployed	417	443	(13)
Add: Other	143	193	(114)
Net Basel I Tier 1 common equity generated	$413	$530	$470

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this Earnings Release certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Basel I Tier 1 common equity to risk-weighted assets excludes preferred stock, as well as the trust preferred securities which will be phased out of Basel I Tier 1 regulatory capital beginning in 2013. Unlike the Basel I Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio on a basis that is representative of how it currently understands the Basel III rules. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position. The presentation of the Basel III Tier 1 common equity ratio allows investors to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies. Additionally, BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds and other revenue related to the Shareowner Services business, which was sold on Dec. 31, 2011, and expense measures which exclude M&I expenses, litigation charges, restructuring charges, amortization of intangible assets and direct expenses related to the Shareowner Services business. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such

M&I expenses, and thus may be more easily compared with our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our operational excellence initiatives and migrating positions to global delivery centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business. BNY Mellon also presents revenue and noninterest expense excluding results relating to the Shareowner Services business so that an investor may compare those results with other periods, which do not include the Shareowner Services business.

In this Earnings Release, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and business-level basis.

The following table presents investment management fees net of performance fees.

Investment management and performance fees				4Q12 vs.
(dollars in millions)	4Q12	3Q12	4Q11	4Q11	3Q12
Investment management and performance fees	$853	$779	$730	17%	9%
Less: Meriten acquisition	13	N/A	N/A	N/M	N/M
Investment management and performance fees excluding the Meriten acquisition	$840	$779	$730	15%	8%

N/A – Not applicable.

N/M – Not meaningful.

The following table presents the calculation of the return on common equity and the return on tangible common equity.

	Return on common equity and tangible common equity
	(dollars in millions)	4Q12	3Q12	4Q11	YTD12	YTD11
	Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$622	$720	$505	$2,427	$2,516
	Add: Amortization of intangible assets, net of tax	65	60	66	247	269
	Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	687	780	571	2,674	2,785
	Add: M&I, litigation and restructuring charges	31	18	110	339	240
	Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$718	$798	$681	$3,013	$3,025

	Average common shareholders’ equity	$34,962	$34,522	$33,761	$34,333	$33,519
Less:	Average goodwill	18,046	17,918	18,044	17,967	18,129
	Average intangible assets	4,860	4,926	5,333	4,982	5,498
Add:	Deferred tax liability – tax deductible goodwill	1,130	1,057	967	1,130	967
	Deferred tax liability – non-tax deductible intangible assets	1,310	1,339	1,459	1,310	1,459
	Average tangible common shareholders’ equity – Non-GAAP	$14,496	$14,074	$12,810	$13,824	$12,318

	Return on common equity – GAAP (a)	7.1%	8.3%	5.9%	7.1%	7.5%
	Return on common equity excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP (a)	8.2%	9.2%	8.0%	8.8%	9.0%
	Return on tangible common equity – Non-GAAP (a)	18.8%	22.1%	17.7%	19.3%	22.6%
	Return on tangible common equity excluding M&I, litigation and restructuring charges – Non-GAAP (a)	19.7%	22.5%	21.1%	21.8%	24.6%

(a)	Annualized.

The following table presents the calculation of the equity to assets ratio and book value per common share.

Equity to assets and book value per common share		Dec. 31,	Sept. 30,	Dec. 31,
(dollars in millions, unless otherwise noted)		2012	2012	2011
BNY Mellon shareholders’ equity at period end – GAAP		$36,431	$36,218	$33,417
Less:	Preferred stock	1,068	1,036	—
BNY Mellon common shareholders’ equity at period end – GAAP		35,363	35,182	33,417
Less:	Goodwill	18,075	17,984	17,904
	Intangible assets	4,809	4,882	5,152
Add:	Deferred tax liability – tax deductible goodwill	1,130	1,057	967
	Deferred tax liability – non-tax deductible intangible assets	1,310	1,339	1,459
Tangible BNY Mellon common shareholders’ equity at period end – Non-GAAP		$14,919	$14,712	$12,787

Total assets at period end – GAAP		$358,990	$339,944	$325,266
Less:	Assets of consolidated investment management funds	11,481	11,369	11,347
Subtotal assets of operations – Non-GAAP		347,509	328,575	313,919
Less:	Goodwill	18,075	17,984	17,904
	Intangible assets	4,809	4,882	5,152
	Cash on deposit with the Federal Reserve and other central banks (a)	90,040	73,037	90,230
Tangible total assets of operations at period end – Non-GAAP		$234,585	$232,672	$200,633

BNY Mellon shareholders’ equity to total assets – GAAP		10.1%	10.7%	10.3%
BNY Mellon common shareholders’ equity to total assets – GAAP		9.9%	10.3%	10.3%
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations – Non-GAAP		6.4%	6.3%	6.4%

Period-end common shares outstanding (in thousands)		1,163,490	1,168,607	1,209,675

Book value per common share		$30.39	$30.11	$27.62
Tangible book value per common share – Non-GAAP		$12.82	$12.59	$10.57

(a)	Assigned a zero percent risk weighting by the regulators.

The following table presents the calculation of the pre-tax operating margin ratio.

Pre-tax operating margin (dollars in millions)		4Q12	3Q12	4Q11	YTD12	YTD11
Income before income taxes – GAAP		$853	$975	$689	$3,302	$3,617
Less:	Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	11	25	(28)	76	50
Add:	Amortization of intangible assets	96	95	106	384	428
	M&I, litigation and restructuring charges	46	26	176	559	390
Income before income taxes excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP		$984	$1,071	$999	$4,169	$4,385

Fee and other revenue – GAAP		$2,850	$2,879	$2,765	$11,393	$11,546
Income from consolidated investment management funds – GAAP		42	47	(5)	189	200
Net interest revenue – GAAP		725	749	780	2,973	2,984
Total revenue – GAAP		3,617	3,675	3,540	14,555	14,730
Less:	Net income (loss) attributable to noncontrolling interests of consolidated investment management funds	11	25	(28)	76	50
Total revenue excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP		$3,606	$3,650	$3,568	$14,479	$14,680

Pre-tax operating margin (a)		24%	27%	19%	23%	25%
Pre-tax operating margin excluding net income (loss) attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP (a)		27%	29%	28%	29%	30%

(a)	Income before taxes divided by total revenue.

The following table presents the calculation of our Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP.

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (dollars in millions)		Dec. 31, 2012(a)	Sept. 30, 2012	Dec. 31, 2011
Total Tier 1 capital – Basel I		$16,692	$16,797	$15,389
Less:	Trust preferred securities	623	1,173	1,659
	Preferred stock	1,068	1,036	—
Total Tier 1 common equity		$15,001	$14,588	$13,730

Total risk-weighted assets – Basel I		$110,643	$109,867	$102,255

Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP		13.6%	13.3%	13.4%

(a)	Preliminary.

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio – Non-GAAP on a fully-phased in basis.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a) (dollars in millions)		Dec. 31, 2012 (b)	Sept. 30, 2012	Dec. 31, 2011
Total Tier 1 capital – Basel I		$16,692	$16,797	$15,389
Add:	Deferred tax liability – tax deductible intangible assets	78	N/A	N/A
Less:	Trust preferred securities	623	1,173	1,659
	Preferred stock	1,068	1,036	—
	Adjustments related to available-for-sale securities and pension liabilities included in accumulated other comprehensive income (c)	83	(124)	944
	Adjustments related to equity method investments (c)	501	571	555
	Deferred tax assets	47	46	—
	Net pension fund assets (c)	249	43	90
	Other	—	3	(3)
Total estimated Basel III Tier 1 common equity		$14,199	$14,049	$12,144

Total risk-weighted assets – Basel I		$110,643	$109,867	$102,255
Add: Adjustments (d)		33,641	41,816	67,813
Total estimated Basel III risk-weighted assets (e)		$144,284	$151,683	$170,068
Estimated Basel III Tier 1 common equity ratio – Non-GAAP		9.8%	9.3%	7.1%

(a)	The estimated Basel III Tier 1 common equity ratios at Dec. 31, 2012 and Sept. 30, 2012 were based on the NPRs and final market risk rule initially released on June 7, 2012 and published in the Federal Register on Aug. 30, 2012. The estimated Basel III Tier 1 common equity ratio at Dec. 31, 2011 was based on our interpretation of prior Basel III guidance and the proposed market risk rule.
(b)	Preliminary.
(c)	The NPRs and prior Basel III guidance do not add back to capital the adjustment to other comprehensive income that Basel I makes for pension liabilities and available-for-sale securities. Also, under the NPRs and prior Basel III guidance, pension assets recorded on the balance sheet and adjustments related to equity method investments are a deduction from capital.
(d)	Primary differences between risk-weighted assets determined under Basel I compared with the NPRs and prior Basel III guidance include: the determination of credit risk under Basel I uses predetermined risk weights and asset classes and relies in part on the use of external credit ratings, while the NPRs use, in addition to the broader range of predetermined risk weights and asset classes, certain alternatives to external credit ratings. Securitization exposure receives a higher risk-weighting under the NPRs and prior Basel III guidance than Basel I; also, the NPRs and prior Basel III guidance includes additional adjustments for operational risk, market risk, counterparty credit risk and equity exposures.
(e)	Calculated on an Advanced Approaches basis, as amended by Basel III.

N/A–Not applicable

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and preliminary operating measures and statements made regarding driving our operational excellence initiatives to improve our efficiency and help mitigate impacts on our revenues and the opportunity for us to realize gains in our investment securities portfolio. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon which make reference to the cautionary factors described in this Earnings Release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond

BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Quarterly Reports on Form 10-Q for the quarters ended June 30, 2012 and Sept. 30, 2012, BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2011 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Release speak only as of Jan. 16, 2013 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.